UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 29, 2019, Spherix Incorporated, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single accredited investor (the “Purchaser”) for the sale by the Company of 221,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $2.60 per share, and pre-funded common stock purchase warrants to purchase up to 86,692 shares of Common Stock (the “Warrants”) at a purchase price of $2.5999 per Warrant, which represents the per Share purchase price, less a $0.0001 per share exercise price for each of the Warrants. The Company sold the Shares and Warrants for aggregate gross proceeds of approximately $799,991 which transaction closed on May 31, 2019.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties and certain covenants of the Company.

The Warrants are immediately exercisable for $0.0001 per share until exercised in full, except that a holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage upon notice to the Company, but in no event in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice. The Warrants may also be exercisable on a “cashless” basis.

The Company received net proceeds of approximately $799,991 from the sale of the Shares and Warrants. The net proceeds will be used for working capital purposes.

The Shares, Warrants and shares of Common Stock underlying the Warrants (the “Warrant Shares”) were, or in the case of the Warrant Shares, will be, offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2018 and subsequently declared effective on January 19, 2018 (File No. 333-222488) (the “Registration Statement”), and the base prospectus contained therein. The Company filed a prospectus supplement with the SEC on May 31, 2019 in connection with the sale of the Shares, Warrants and Warrant Shares.

A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the Shares, Warrants and Warrant Shares offered by us is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing is only a brief description of the Purchase Agreement and the Warrant and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of the Purchase Agreement and the Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Amendment to Asset Purchase Agreement

On May 30, 2019, the Company entered into Amendment No. 1 (the “Amendment”) to that certain Asset Purchase Agreement by and between the Company and CBM BioPharma, Inc. (“CBM”), dated as of May 15, 2019 (the “Asset Purchase Agreement”), pursuant to which the Asset Purchase Agreement was amended to include a termination fee whereby, in the event that the Asset Purchase Agreement is terminated on or prior to December 31, 2019 (i) by CBM as a result of a material breach by the Company of any of its representations, warranties, covenants or agreements under the Asset Purchase Agreement, which such breach is not cured within 20 days after written notice by CBM to the Company, or (ii) by either the Company or CBM in the event that the issuance of the equity portion of the consideration to be paid to CBM by the Company pursuant to the Asset Purchase Agreement is not approved by the Company’s stockholders at a duly held special meeting of the Company, the Company will issue to CBM or CBM’s designee an aggregate of 250,000 shares of the Company’s Common Stock (the “Buyer Termination Fee”) within two business days of termination, it being understood that in no event will CBM be entitled to the Buyer Termination Fee on more than one occasion.

The foregoing is only a brief description of the Amendment and does not purport to be a complete description thereof. Such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	4.1	Form of Warrant

	5.1	Opinion of Ellenoff Grossman & Schole LLP

	10.1	Form of Securities Purchase Agreement, dated May 29, 2019, by and between the Company and the purchaser party thereto

	10.2	Amendment No. 1 to Asset Purchase Agreement, dated May 30, 2019, by and between the Company and CBM BioPharma, Inc.

	23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2019

SPHERIX INCORPORATED

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer